Exhibit 10.7

AULT DISRUPTIVE TECHNOLOGIES CORPORATION

11411 Southern Highlands Parkway, Suite 240

Las Vegas, Nevada 89141

[•], 2021

Ault Global Holdings, Inc.
11411 Southern Highlands Parkway, Suite 240
Las Vegas, Nevada 89141

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the Registration Statement on Form S-1 (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Ault Disruptive Technologies Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination (a “Business Combination”) or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Ault Global Holdings, Inc. (“AGH”) shall make available to the Company certain office space, utilities, and secretarial, administrative and consulting services as may be required by the Company from time to time, situated at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141 (or any successor location). In exchange therefor, the Company shall pay AGH a sum equal to $10,000 per month, commencing on the Effective Date and continuing monthly thereafter until the Termination Date. AGH agrees that payment of such amounts may be deferred, without interest, until the date of consummation by the Company of the initial Business Combination upon a determination by the Company’s audit committee that the Company lacks sufficient funds held outside the Trust Account (as defined below) to pay the Company’s actual or anticipated expenses in connection with the Company’s initial Business Combination. AGH hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established by the Company for the benefit of the Company’s public stockholders upon the consummation of the IPO as described in the Registration Statement (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company in connection with this letter agreement and will not seek recourse against the Trust Account for any reason whatsoever.

If this letter agreement correctly sets forth our understanding with respect to the subject matter addressed herein, please execute this letter agreement in the space provided below, whereupon it shall become a binding agreement between us.

Very truly yours,

AULT DISRUPTIVE TECHNOLOGIES CORPORATION

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

AULT GLOBAL HOLDINGS, INC.

By:
Name:
Title: